AGREEMENT OF PURCHASE AND SALE

                               AND

                    JOINT ESCROW INSTRUCTIONS


      THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of this 10th day of October, 1997, by and between PDG RANCHO BERNARDO, LTD., a California limited partnership ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), with reference to the following facts:

      A. Seller is the owner of the Property (as hereinafter defined).

      B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property (as hereinafter defined), on the terms and conditions set forth herein.

      NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants and agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                          ARTICLE 1

                            PROPERTY

      Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

1.1            Land.   That certain land (the "Land") located  at
11545  West  Bernardo Court, in the City of San Diego,  State  of
California commonly known as Bernardo Regency Centre and more particularly described on Exhibit A hereto;

1.2 Appurtenances. All rights, privileges and easements appurtenant to the Land including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights and air rights relating to the Land, and all water, water rights and water stock relating to the Land, and any and all easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are sometimes collectively referred to as the "Appurtenances");

1.3 Improvements. All improvements and fixtures located upon the Land, including, without limitation, an approximately 47,916 net rentable square foot three (3) story office building, and all other structures presently located on the Land, all fixtures, apparatus, equipment, and appliances used in connection with the operation or occupancy thereof (all of which are collectively referred to as the "Improvements");

1.4 Leases. All interest of Seller, as landlord, in and to the leases of space in the Improvements described on Exhibit B hereto (collectively, the "Leases");

1.5             Personal  Property.   All  personal  property  of
Seller, if any, located on or in or used in connection with the operation, maintenance or management of the Land and/or the Improvements (collectively, the "Personal Property");

1.6 Service Contracts. Those service contracts and other agreements, lease rights, warranties, guarantees, agreements, utility contracts and other rights relating to the ownership, use and operation of all or any part of the Property, elected to be assumed by Buyer pursuant to Section hereof (collectively, the "Service Contracts"); and

1.7 Intangible Property. All right, title and interest of Seller in and to any and all intangible property owned by Seller and used in the ownership, use and/or operation of the Land or the Improvements, including, without limitation, the right to use any trade name now used in connection with the Land or the Improvements, the books and records relating to the Property, including computer discs, tapes and other data bases or software, inventory records, building management records, payroll records and all other books and records and all other books and records relating to the operation and management of the Real Property (collectively, the "Intangible Property").

     The Land, the Appurtenances, the Improvements and the Leases are sometimes referred to herein collectively as the "Real Property." The Real Property, Personal Property, Service Contracts and the Intangible Property are sometimes referred to herein collectively as the "Property."

                            ARTICLE 2

                         PURCHASE PRICE

2.1 Purchase Price. The total purchase price for the Property shall be the sum of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) (the "Purchase Price").

2.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

           (a) Deposit. Concurrently upon the execution of this Agreement, Buyer shall deliver to Chicago Title Insurance Company ("Escrow Holder"), 925 "B" Street, San Diego, California the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Deposit"). In the event the sale of the Property is consummated, the Deposit shall be credited towards the Purchase Price.

           (b) Balance of Purchase Price. The Purchase Price, less the sum of the Deposit (the "Purchase Price Balance") shall be deposited with Escrow Holder by Buyer in immediately available funds not later than the Closing Date (as hereinafter defined). In the event the sale of the Property is consummated, such amounts to be paid as set forth herein shall be credited towards the Purchase Price. In the event the sale of the Property is not consummated because of the failure of any condition or the default by Seller, all such amounts, together with interest thereon, shall be returned immediately to Buyer.

2.3            Investment of Deposit; Liquidated Damages

2.3.1 Investment of Deposit. The Deposit shall be placed in an interest-bearing account or other investment with a financial institution reasonably acceptable to Buyer, with all interest accruing to the benefit of Buyer. Upon the expiration of the Contingency Period, the Deposit shall become non-refundable, subject to Buyer's rights under Section 5.4 hereof, and subject to Seller's compliance with the terms hereof. The Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

2.3.2 Liquidated Damages. IN THE EVENT THAT, FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD, THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT CONSUMMATED DUE TO A DEFAULT SOLELY ON THE PART OF BUYER, THE AMOUNT OF THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AS SELLER'S SOLE AND EXCLUSIVE REMEDY. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT CONSUMMATED FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD DUE TO A DEFAULT SOLELY ON THE PART OF BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

          Seller: /s/ WPT   Buyer: /s/ VJC


                              ARTICLE 3

                             ESCROW

3.1          Deposit  with Escrow Holder and Escrow Instructions.
Within two (2) business days following the execution of this Agreement by the parties hereto, the parties hereto shall deposit a fully executed original of this Agreement with Escrow Holder, and this Agreement shall serve as the instructions to Escrow Holder for consummation of the transactions contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any supplementary escrow instructions, the terms and provisions of this Agreement shall control.

3.2 Confirmation of the Opening of Escrow. Upon receipt of a fully executed copy of this Agreement, Escrow Holder shall immediately execute this Agreement to evidence Escrow Holder's agreement to act in compliance with the terms and provisions hereof. Escrow Holder shall immediately notify Buyer in Seller in writing of the date on which escrow was established with Escrow Holder (the "Opening of Escrow"), which date shall thereafter be the Opening of Escrow date for purposes of this Agreement.


                              ARTICLE 4

                        TITLE TO PROPERTY

4.1 Real Property. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Real Property by duly executed and acknowledged grant deed in the form of Exhibit C hereto (the "Grant Deed"). Evidence of delivery of marketable and insurable fee simple title to the Real Property shall be the issuance by Chicago Title Insurance Company (the "Title Company") of an ALTA Owner's Policy of Title Insurance (extended coverage) (form B, rev. 10-17-70) (the "Title Policy") in the amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, free and clear of monetary liens and subject only to the Permitted Exceptions (as
hereinafter   defined)   and  including  the   Endorsements   (as
hereinafter defined).

4.2 Leases. At the Closing, Seller shall transfer all of its right, title and interest in and to the Leases by an Assignment of Leases in the form of Exhibit D hereto (the "Assignment of Leases"), free and clear of any liens, encumbrances or interests of third parties.

4.3 Personal Property. At the Closing, Seller shall transfer title to the Personal Property, if any, by a bill of sale in the form of Exhibit E hereto (the "Bill of Sale"), free and clear of any liens, encumbrances or interests of third parties.

4.4 Service Contracts. At the Closing, Seller shall transfer all of its right, title and interest in and to the Service Contracts, if any, by an Assignment of Service Contracts, Warranties and Guarantees in the form of Exhibit F hereto (the "Assignment of Service Contracts"), free and clear of any liens, encumbrances or interest of third parties.

4.5 Intangible Property. At the Closing, Seller shall transfer all of its right, title and interest in and to all Intangible Property, if any, by an Assignment of Intangible Property in the form of Exhibit G hereto (the "Assignment of Intangible Property"), free and clear of any liens, encumbrances or interests of third parties.

                              ARTICLE 5

                  BUYER'S CONDITIONS TO CLOSING

     The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

5.1              Review  and  Approval  of  Title.   Seller   has
delivered to Buyer all of the following:

5.1.1 a current extended coverage preliminary title report (the "Preliminary Title Report") with respect to the Property issued by the Title Company, accompanied by copies of all documents referenced in such report;

5.1.2 an ALTA survey of the Real Property prepared by a licensed surveyor reasonably acceptable to Buyer (the "Survey"). The Survey shall be in sufficient detail to provide the basis for an ALTA owner's policy of title insurance without boundary, encroachment or survey exceptions, and shall show the location of all easements and improvements, and any and all other pertinent information with respect to the Real Property; and

5.1.3 copies of all existing and proposed easements, covenants, restrictions, agreements or other documents which affect the Real Property, including, without limitation, any and all documents relating to any variance, conditional use permits or land-use restrictions relating to or affecting the Real Property, or if no such documents exist, a certification of Seller to that effect.

Title to the Property shall be subject only to such exceptions in the Preliminary Title Report as Buyer shall approve, in Buyer's sole and absolute discretion (collectively, the "Permitted Exceptions"). Buyer shall have until October 16, 1997, (the "Contingency Period"), in which to notify Seller, in writing, as to those items which are Permitted Exceptions, those matters which Buyer disapproves, and which endorsements Buyer will be requiring (collectively, the "Endorsements"). Buyer's failure to provide such written notice to Seller shall constitute approval of all matters shown in the Preliminary Title Report and Survey. If Buyer disapproves of any matter disclosed in the Preliminary Title Report or Survey as herein provided, Seller shall have ten
(10) business days after Seller receives written notice of such disapproval to elect to cure any such matter by delivering written notice of such election to Buyer. Seller's failure to give such notice to Buyer within the ten (10) day period set forth herein shall constitute Seller's election not to cure the matters disapproved by Buyer. If Seller elects not to cure any such matter, Buyer may either, at Buyer's sole election, (i) proceed with the purchase of the Property, in which event Buyer shall be deemed to have approved such matters which were previously disapproved, or (ii) terminate this Agreement, in which event this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder.

5.2             Delivery  of Reports and Documents.   Seller  has
delivered to Buyer, copies of any and all of the following documents in Seller's possession or control:

          (a)  a rent roll of the Property for the current month;

           (b) evidence that the Property complies with the Subdivision Map Act;

           (c) copies of the Leases, and all licenses, service contracts (including parking, elevator, HVAC and landscaping maintenance contracts), management contracts, brokerage agreements, permits, variances, insurance policies, maps, certificates of occupancy, building permits and other documentation and evidence that the construction, present use, occupancy and operation of the Property is authorized by and is in compliance with all governmental regulations;

           (d)   warranties  and  instruction  books  (e.g.,  for
vertical   transportation,  HVAC  and  other  building  systems);
operating statements for calendar years 1995 and 1996,  and  1997 monthly statements to date;

            (e) all available plans, structural drawings, architectural and "as built" drawings, including, but not limited to, mechanical, electrical, air conditioning, landscape and sprinkler drawings and specifications regarding the improvements, and any soils, structural, geological, environmental, hazardous materials and asbestos studies or reports relating to subsurface conditions, grading plans, topographical maps and similar data respecting the Property;

           (f) copies of property tax bills for the last two (2) years and copies of the most recently available utility bills and similar records respecting the Property;

          (g) a list of all personal property owned by or leased by Seller and used in connection with the ownership or operation of the Property;

           (h) a certificate of Seller certifying to Seller's best knowledge that there is no legal or administrative action, proceeding, claim, arbitration or suit pending before any court, agency or official, nor any such claim or action threatened in writing, relating to the Seller, the Property or with respect to the validity of any statutes, ordinances, regulations or restrictions or any permits or approvals thereunder relating to the Property, nor any outstanding contingent liabilities affecting the Property; and

           (i) any and all other reports, plans or studies relating to the Property
(collectively, the "Reports and Documents"). The Reports and Documents are listed on that certain letter dated September 16, 1997, attached hereto as Exhibit L, and Buyer acknowledges receipt of copies of the Reports and Documents listed thereon. Buyer shall have until the expiration of the Contingency Period in which to review the Reports and Documents heretofore delivered and approve or disapprove any of the foregoing, in Buyer's sole and absolute discretion. In the event Buyer disapproves any of the Reports and Documents, Buyer shall deliver Seller written notice of Buyer's disapproval prior to the expiration of the Contingency Period, in which event this Agreement shall terminate, the Deposit, together with any interest thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Buyer fails to deliver said written notice to Seller prior to the expiration of the Contingency Period, Buyer shall be deemed to have disapproved the Reports and Documents. Buyer agrees to return the Reports and Documents to Seller in the event for any reason this Agreement is terminated and the transactions contemplated herein are not consummated.

5.3 Buyer's Independent Review. Buyer shall have the right, during the Contingency Period, to conduct such further inspections and/or tests of the Property as Buyer deems necessary and/or desirable, to enable Buyer to satisfy itself as to all matters relating to the Property, including, without limitation, a Phase 1 environmental assessment of the Property, asbestos-containing-materials studies, Americans with Disabilities Act compliance studies, soils testing, engineering studies, zoning and intended use reviews, the physical, structural, mechanical condition of the Property, seismic studies, and other surveys and studies of the Property (collectively, "Buyer's Inspections and Reports"). Buyer's right to conduct Buyer's Inspections and Reports shall be subject to and conducted in accordance with Buyer's right of access to the Property as set forth in Section hereof. In the event that, based upon Buyer's independent review of the Property, Buyer determines, in Buyer's sole and absolute discretion, that Buyer is unwilling to proceed with the purchase of the Property, Buyer may elect to terminate the Agreement by so notifying Seller in writing of Buyer's election prior to the expiration of the Contingency Period, and this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Buyer fails to deliver said written notice to Seller prior to the expiration of the Contingency Period, Buyer shall be deemed to have disapproved Buyer's Inspections and Reports.

5.4 Estoppel Certificates. Buyer shall receive, no later than October 31, 1997, an estoppel certificate from (i) each tenant occupying not less than 2,500 net rentable square feet, and (ii) a sufficient number of other tenants at the Property such that estoppel certificates shall have been received pursuant to clauses (i) and (ii) hereof with respect to not less than eighty-five percent (85%) of the aggregate net rentable square feet of the Property covered by Leases in effect on the Closing Date, in the form of Exhibit H hereto and in substance satisfactory to Buyer, in Buyer's sole and absolute discretion (collectively, the "Estoppel Certificates"). Buyer shall have until November 7, 1997 in which to review and approve or disapprove the Estoppel Certificates. Buyer's failure to disapprove the Estoppel Certificates shall be deemed Buyer's approval of the Estoppel Certificates. Upon Buyer's approval of the Estoppel Certificates, the Closing shall proceed in accordance with Article 7 hereof. In the event Buyer disapproves of any Estoppel Certificates, Buyer shall notify Seller of the basis for such disapproval. Seller shall then have five (5) days following receipt of Buyer's disapproval to cure the matters disapproved by Buyer to Buyer's satisfaction. In the event Seller so cures the matters disapproved by Buyer, theClosing shall proceed in accordance with Article 7 hereof. If Seller elects not to cure, or is unable to cure the matters disapproved by Buyer, then Buyer shall have five (5) days in which to elect to waive the condition in question and proceed with the transactions contemplated hereby, or in the alternative, to terminate this Agreement, in which event this Agreement shall Terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder.

5.5            Representations and Warranties of Seller.  All  of
Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

5.6 Covenants of Seller. Seller shall have complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

5.7              Delivery  of  Documents.   Seller   shall   have
delivered into Escrow the documents and instruments described  in
Section   hereof and shall have delivered to Buyer the  documents
and instruments described in Section  hereof.

5.8 Condition of Property. The condition of the Property shall not have materially changed from the date of this Agreement to the Closing Date, ordinary wear and tear excepted.

5.9 Conditions for the Benefit of Buyer. The foregoing conditions are for the sole benefit of Buyer. If any of the foregoing conditions described in this Article 5 is not satisfied for any reason whatsoever, Buyer shall have the right at its sole election either to waive such condition and proceed with the transactions contemplated hereby, or, in the alternative, to terminate this Agreement, in which event Buyer shall be entitled to a return of the Deposit, together with all interest earned thereon, and Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination).

                             ARTICLE 6

                 SELLER'S CONDITIONS TO CLOSING

       The following conditions are conditions precedent to Seller's obligation to sell the Property:

6.1             Representations and Warranties of Buyer.  All  of
Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

6.2 Covenants of Buyer. Buyer shall have complied with all of Buyer's covenants and agreements contained in or made pursuant to this Agreement.

6.3            Delivery of Documents and Funds.  Buyer shall have
delivered  into  Escrow  the documents,  instruments   and  funds
described in Section  hereof.

6.4 Conditions for the Benefit of Seller. The foregoing conditions are for the sole benefit of Seller. If any of the foregoing conditions described in this Article 6 is not satisfied for any reason whatsoever, Seller shall have the right at its sole election either to waive such condition and proceed with the transactions contemplated hereby, or, in the alternative, to terminate this Agreement, and (in the event Buyer is in default hereunder by reason of such failure of condition) retain the Deposit as liquidated damages pursuant to Section
2.3.2 hereof.


                            ARTICLE 7

                             CLOSING

7.1 Closing. The closing hereunder (the "Closing") shall mean the recording of the Grant Deed conveying title to the Property from Seller to Buyer and shall be held and delivery of all items to be made at the Closing shall be made at the offices of Escrow Holder five (5) days following the later of the expiration of the Contingency Period or Buyer's approval or deemed approval of the Estoppel Certificates pursuant to Section
5.4 hereof (the "Closing Date"), or such other date prior thereto and/or at such other location as Buyer and Seller may mutually agree in writing. In the event the Closing Date does not fall on a Business Day (as hereinafter defined), the Closing Date shall be moved to the next succeeding Business Day. Such date may not otherwise be modified without the written approval of both Seller and Buyer. In the event the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which may have been deposited hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

7.2           Deliveries by Seller to Escrow Holder.   Not  later
than one (1) business day prior to the Closing Date, Seller shall deposit with Escrow Holder the following:

7.2.1                   The   Grant   Deed  duly   executed   and
acknowledged by Seller, in recordable form, and ready for recordation on the Closing Date;

7.2.2 An Affidavit of Non-Foreign Status in the form of Exhibit I hereto, duly executed by Seller pursuant to
Section 1445 of the Internal Revenue Code of 1986, as amended;

7.2.3                  California Form 590-RE, duly  executed  by
Seller;

7.2.4                 The Bill of Sale;

7.2.5                 The Assignment of Leases;

7.2.6                    The Assignment of Service Contracts; and

7.2.7 Any and all other documents, instruments, data, records, correspondence or agreements called for hereunder which have not been previously delivered.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

7.3             Deliveries by Seller Outside of  Escrow.   On  or
before the Closing Date, Seller shall deliver or cause to be delivered to Buyer the following:

7.3.1                       To  the  extent  they  are  then   in
Seller's possession, and have not heretofore been delivered to Buyer, the original and as-built plans and specifications for all Improvements on the Property;

7.3.2 To the extent in Seller's possession, all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property;

7.3.3                        All   keys  in  Seller's  possession
(properly tagged for identification) for all improvements on the Property;

7.3.4                       The  originals  of  all  Leases   and
Estoppel Certificates (if not previously delivered), all correspondence to or from any tenants, relating to the Leases and all guarantees, certificates of deposit or other security associated therewith;

7.3.5 The originals of all Service Contracts which are being assumed by Buyer and will remain in effect after the Closing and all correspondence and existing records prepared by Seller in its normal course of operations specifically for the Property (and which are not otherwise confidential) relating to, and necessary for, the on-going operations and maintenance of the Property (which materials may be either delivered at Closing or left at the management office at the Property);

7.3.6 An inventory list of all Seller's personal property, if any, on the Property; and

7.3.7 Copies of all insurance policies containing coverage applicable to the Property, including all additional insured endorsements in which Seller is named as an additional insured on an insurance policy concerning the Property. For purposes of this agreement, policies of insurance include, but are not limited to, policies of commercial general liability, fire, earthquake, flood, hazard, bodily injury, lost rents, theft, condemnation, casualty loss and any umbrella policies concerning the Property;.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

7.4             Deliveries by Buyer.  Not later than the  Closing
Date, Buyer shall deposit with Escrow Holder the following:

7.4.1                    The   Purchase   Price   Balance,    for
disbursement to Seller in accordance with the terms and provisions hereof, to be held by Escrow Holder pursuant to joint closing instructions reasonably acceptable to Buyer and Seller; and

7.4.2 Any other documents, instruments, data, records, correspondence or agreements called for hereunder which have not previously been delivered.

Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

7.5 Other Instruments. In addition to the documents and instruments to be delivered as herein provided, each of the parties hereto shall, from time to time at the request of the other party, execute and deliver to the other party such other instruments of transfer, conveyance and assignment and shall take such other action as may be reasonably required to effectively carry out the terms of this Agreement.

7.6 Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

            (i)    Monthly   rents   and  percentage   rent   and
"passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Leases, as and when collected. If at Closing there are any past due rents or charges owed by occupancy tenants, they shall not be prorated until received; Buyer shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). To the extent Buyer receives amounts on account of Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive its share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto;

           (ii) Real estate and personal property taxes and any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies. Such items shall be reapportioned between Seller and Buyer if current tax rates differ from the latest previous tax rates as soon as the same are known. Seller agrees that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, subsequent to Closing, relating to the period prior to the Closing, Seller shall promptly pay to Buyer an amount equal to such additional assessments or levies. Similarly, if tax refunds become payable for periods during Seller's ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax increases by way of rent escalations to Seller) shall be promptly paid over to Seller. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installment due after the Closing Date). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing Date;

          (iii) Transferable annual permits, licenses, and/or inspection fees, if any, on the basis of the duration of the same;

           (iv) Security deposits in Seller's possession, plus accrued interest, if any, payable thereon to tenants, and any other deposits and prepaid rent, shall be credited (or assigned) to Buyer;

           (v) Utility charges levied against Seller or the Property, and Buyer shall transfer all such utility services to its name and account immediately upon Closing;

           (vi) Service Contracts on the basis of the charge or premium for the period involved;

          (vii) All forms of rent concessions, including free rent, reduced rent and other concessions or obligations under all Leases for any period following the Closing shall be credited to Buyer against the Purchase Price at Closing; and

           (viii) All other operation expenses incurred in the management and operation of the Property.

No   insurance   policies  shall  be  assigned   hereunder,   and
accordingly there shall be no proration of insurance premiums.

7.7 Costs and Expenses. Buyer and Seller shall each pay one-half (1/2) of Escrow Holder's escrow fee. Seller shall pay all documentary transfer taxes, transfer or conveyance taxes imposed by the City and/or County in which the Property is located. Seller shall pay any and all delinquent real property taxes or assessments, and the cost of recording the Grant Deed. Seller shall pay the cost of the Title Policy, including the Endorsements with liability in the amount of the Purchase Price.


                             ARTICLE 8

          REPRESENTATIONS AND WARRANTIES OF SELLER

      As a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to and agrees with Buyer as follows:

7.1 Condition of Property. Except as disclosed to Buyer by Seller in writing, to the best of Seller's knowledge, without inquiry, there are now, and at the Closing Date there will be, no material physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, life safety and electrical systems, and all such items are in good operating condition and repair.

8.2 Use and Operation. To the best of Seller's knowledge, without inquiry, the use and operation of the Property now are, and at the time of Closing will be, in full compliance with applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

8.3 Reports, Contracts and Other Documents. To the best of Seller's knowledge, without inquiry, the survey, mechanical and structural plans and specifications, soil reports, certificates of occupancy, warranties, and all other books and records relating to or affecting the Property and all other contracts or documents delivered to Buyer pursuant to this Agreement or in connection with the execution hereof, including, without limitation, the Reports and Documents, are and at the time of Closing will be true and correct copies, and all such contracts and other documents relating to or affecting the Property have been delivered to Buyer pursuant to this Agreement.

8.4 Condemnation; Land-Use Regulation. To the best of Seller's knowledge, there are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which could detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

8.5 Leases. Except as set forth on Exhibit B, Seller has not executed or otherwise entered into any written or unwritten leases, tenancies, occupancy agreements, or other agreements with respect to the Property or affecting possession thereof or any portion thereof or any rights thereto and there are no such agreements entered into or executed by any third party. There is no default on the part of Seller, as lessor, or, except as described on Schedule hereto, on the part of any lessee, and there exists no condition that with the passage of time or the giving of notice or both would constitute such a default. No event or transaction contemplated by this Agreement will conflict with, violate any provision of, or constitute a default under (with or without the giving of notice and/or the lapse of time) any of the Leases. Except as disclosed on Schedule , there is no conflict between the rights of tenants to space in the Improvements, nor is any conflict between the terms of this Agreement and any Lease, whether by original leasing, options to extend, expand or renew, rights of first refusal, or otherwise.

8.6 Service Contracts, Mechanic's Liens and Other Agreements. Other than those which are cancelable on thirty (30) day's notice, Seller has not entered into any service agreements or contracts or other agreements, oral or written (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as disclosed on Schedule hereto, and Seller has not received any notice of any material default thereunder that remains uncured. Seller shall provide Buyer with true, correct and complete copies of all agreements listed on Schedule pursuant to Section hereof.

8.7 Brokerage Commissions. To the best knowledge of Seller, without inquiry, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any tenant lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof.

8.8 Labor Disputes. To the best knowledge of Seller, without inquiry, there is no current labor dispute with any maintenance or other personnel or employees of Seller or any contracts with respect to the Property which could adversely affect the use, operation or value of the Property.

8.9 Absence of Other Agreements Affecting the Property. To the best knowledge of Seller, without inquiry, there are no easements, encumbrances or other agreements affecting the Property except as may be shown in the Preliminary Title Report and Survey.

8.10 Default in Respect of Appurtenances. To the best of Seller's knowledge, without inquiry, there is no default under or in respect of any of the Appurtenances on the part of any party thereto and no condition exists that with the passage of time or giving of notice or both would constitute such a default.

8.11 Litigation. There is no litigation pending or, to Seller's knowledge threatened, against Seller that arises out of the ownership or operation of the Property or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property or is likely to materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

8.12             Utilities.   To  the best of Seller's  knowledge,
without inquiry, all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are, and at the time of Closing will be, connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

8.13 Use Permits and Other Approvals. To the best of Seller's knowledge, without inquiry, Seller has obtained all licenses, permits and approvals required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property.

8.14 Authority of Seller. This Agreement and all documents executed by Seller which are to be delivered to Buyer at or prior to the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, are or at the time of Closing will be legal, valid, and binding obligations of Seller enforceable in accordance with their terms, and are and at the time of Closing will be sufficient to convey title (if they purport to do so).

8.15 No Conflict. To the best of Seller's knowledge, without inquiry, the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Seller is a party or, to Seller's knowledge, by which any of the Property is or may be bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or, to Seller's knowledge, the Property.

8.16 Use and Operation of Property. Seller knows of no facts nor has Seller failed to disclose to Buyer any fact which would prevent Buyer from using, leasing and operating the Property after Closing in the normal manner in which similar properties in the area are used, operated and leased or in the manner in which the Property has been used, leased and operated prior to the Closing Date.

8.17             Other  Contracts to Convey Property.  Seller  has
not   legally  committed  nor  obligated  itself  in  any  manner whatsoever to sell the Property to any party other than Buyer.

8.18             Hazardous  Substances and Environmental  Matters.
Neither  Seller, nor to the best knowledge of Seller,  any  other
person   or  entity,  has  ever  used,  generated,  manufactured,
produced, stored, released, discharged or disposed of on, under or about the Property, or transported to or form the Property any Hazardous Substance (as hereinafter defined) or allowed any other person or entity to do so. To the best knowledge of Seller, without inquiry, no proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property is pending or threatened, nor have any claims been made or threatened by any third party against Seller or the Property relating to any loss or injury resulting form any Hazardous
Substance.   In addition, there is no occurrence or condition  on
any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability
or   use  of  the  Property  under  any  Environmental  Law   (as
hereinafter  defined).   The  term  "Environmental   Law"   shall
include, without limitation, any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial
hygiene   or  the  environment  (collectively  referred   to   as
"Environmental   Laws"),  including,  without   limitation,   the
Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976
("RCRA")  as amended, 42 U.S.C. Sections 9601 et seq.   The  term
"Hazardous Substance" shall include, without limitation, (i) those substances included within the definitions "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, and in the
regulations  promulgated  pursuant  to  said  laws;  (ii)   those
substances defined as "hazardous wastes" in Section 25117 of the California Health & California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and (iv) such other substances, materials, and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under local, state or federal law, rules or regulations.

8.19 Transactions with Affiliates. Except as disclosed on Schedule hereto, there are no agreements between Seller and any Affiliate (as hereinafter defined) of Seller respecting the Property, including the use, operation and maintenance thereof. Without limiting the foregoing, there are no Leases, Service
Contracts,  or  brokerage  agreements  between  Seller  and   any
Affiliate  of  Seller  respecting the  Property  or  any  portion
thereof  except  as  disclosed on  Schedule  .   As  used  herein
"Affiliate" shall mean and refer to any entity which controls, is controlled by, or is under common control with Seller.


                             ARTICLE 9

             REPRESENTATIONS AND WARRANTIES OF BUYER

      As a material inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to and agrees with Seller as follows:

9.1 Authority of Buyer. This Agreement and all documents executed by Buyer which are to be delivered to Seller at or prior to the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, are or at the time of Closing will be legal, valid, and binding obligations of Buyer enforceable in accordance with their terms.

9.2 Litigation. There is no litigation pending or, to Buyer's knowledge threatened, against Buyer that is likely to materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

9.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Buyer is a party or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer.

                           ARTICLE 10

                       COVENANTS OF SELLER

     Seller agrees and covenants with Buyer, from the date hereof through the Closing Date, as follows:

10.1          Maintenance  and Operation of the Property.   Seller
shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and shall make all repairs, maintenance and replacements as is necessary to so maintain the Property as it is currently operated.

10.2 No Leases or Other Contracts. Seller shall not enter into, modify or terminate any leases, service contracts or other similar agreements with respect to the Property, or take any other actions affecting the Property (other than in the ordinary course of ownership) without the prior written consent of Buyer,
which   shall   not   be   unreasonably  withheld   or   delayed.
Notwithstanding the foregoing, Buyer will have the right to market the Property for lease.

10.3 No Other Encumbrances. Seller shall not enter into any agreements respecting the sale of the Property or any portion thereof, and shall not enter into any agreements which encumber or subject to lien the Property or any portion thereof.

10.4 Insurance. Seller shall keep its existing policies of insurance in full force and effect.

10.5 Disclosure of Changes. If Seller discovers any information or facts which would materially or adversely change the representations and warranties of Seller contained in this Agreement, Seller shall promptly give notice to Buyer of such information or facts.


                            ARTICLE 11

               DAMAGE OR DESTRUCTION; CONDEMNATION

      In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date) as applicable, and Seller shall give Buyer a credit equal to the deductible portion of Seller's insurance policy attributable to the Property. In the event (i) the condemnation award shall equal or exceed One Hundred Thousand and No/100 Dollars ($100,000.00) or otherwise materially and adversely affect the Property, as reasonably determined by Buyer, or (ii) the cost of repair of damage to the Property on account of a casualty, shall equal or exceed One Hundred Thousand and No/100 Dollars ($100,000.00) or otherwise materially and adversely interfere with the operations of the Property, as reasonably determined by Buyer, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date, in which event this Agreement shall terminate, the Deposit, together with all interest earned thereon, shall be returned to Buyer, and each party shall be relieved of all further obligations hereunder.

                            ARTICLE 12

          DELIVERY OF POSSESSION AND ENTRY ON PROPERTY

12.1 Delivery of Possession. Possession of the Property shall be delivered to Buyer on the Closing Date.

12.2 Entry on Property. From the date hereof until the Closing, Seller shall afford Buyer reasonable access to the
Property  during  normal  business  hours  for  the  purpose   of
conducting  Buyer's  Inspections.   Buyer  agrees  to  keep   the
Property free and clear of any mechanic's liens or other liens in connection with Buyer's Inspections and Reports, and Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all liability, loss, cost, damage and/or expense, including, without limitation, reasonable attorneys' fees and costs, resulting directly from Buyer's entry onto the Property.


                            ARTICLE 13

                         INDEMNIFICATION

13.1 Indemnification by Seller. Seller hereby agrees, for a period of one (1) year following the Closing Date, to indemnify Buyer and hold Buyer harmless from and against any and all claims, demands and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Buyer as a direct or indirect result of:

           (a) Any misrepresentation or breach of warranty or breach of covenant made by Seller in this Agreement or any document, certificate, or exhibit given by Seller or delivered by Seller to Buyer pursuant to or in connection with this Agreement; and

           (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or accruing on or before the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Seller (or any of its agents or employees) at any time or times on or before the Closing Date.

13.2 Indemnification by Buyer. Buyer hereby agrees, for a period of one (1) year following the Closing Date, to indemnify Seller and hold Seller harmless from and against any and all claims, demands liabilities, liens, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Seller as a direct or indirect result of:

           (a) Any misrepresentation or breach of warranty or breach of covenant made by Buyer in this Agreement or any document, certificate, or exhibit given by Buyer or delivered by Buyer to Seller pursuant to or in connection with this Agreement; and

           (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or accruing after the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Buyer (or any of its agents or employees) at any time or times after the Closing Date.

13.3             Warranty  and Indemnity Regarding Estoppels.   If
Seller has failed to deliver to Buyer any estoppel certificates required to be delivered pursuant to Section hereof on or before the Closing Date and Buyer nevertheless elects to close the transaction, Seller shall indemnify Buyer with respect to any claim made by any tenant or other party which is based upon facts not consistent with the representations and warranties of Seller herein or set forth on the respective unmodified form of estoppel certificate to have been provided by such tenant.

      The provisions of this Article shall survive the execution and delivery of this Agreement, the delivery of the Grant Deed and transfer of title.

                            ARTICLE 14

                          MISCELLANEOUS

14.1              Notices.   Any  notice  or  other  communication
required or permitted to be given under this Agreement shall be in writing and sent by commercial courier service, United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

   If to   Buyer:       Arden  Realty  Limited Partnership
                         9100 Wilshire Boulevard, Suite 700
                         Beverly Hills, California 90212
                         Attn:   Brigitta  B. Troy,  Director  of
                         Acquisitions

  with a copy to:        Christensen, Miller, Fink, Jacobs,
                           Glaser, Weil & Shapiro, LLP
                         2121 Avenue of the Stars
                         Suite 1800
                         Los Angeles, California  90067
                         Attn: Peter M. Weil, Esq.
                         Fax No. (310) 556-2920

  If to Seller:          PDG Rancho Bernardo, Ltd.
                         1770 Gillespie Way, Suite 1770
                         El Cajon, California 92020
                         Attn:  Skip Tschantz

 with a copy to:        Teel, Palmer & Roeper
                        600 "B" Street, Suite 2100
                        San Diego, California    92101
                        Attn:  Jerry D. Palmer, Esq.

 If to Escrow Holder:   Chicago  Title Insurance Company
                         ________________________________
                         ________________________________
                         ________________________________
                         Attn:  _________________________


 If to the Title Company:    Chicago Title Insurance Company
                         ________________________________
                         ________________________________
                         ________________________________
                         Attn: __________________________

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by commercial courier service, United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

14.2 Brokers and Finders. In connection with the transactions contemplated by this Agreement (a) Seller hereby represents and warrants to Buyer that Seller has not, and shall not, incur any obligation to any third party for the payment of any broker's fee, finder's fee, commission or other similar compensation, other than to CB Commercial Real Estate Group, Inc. and (b) Buyer hereby represents and warrants to Seller that Buyer has not, and shall not, incur any obligation to any third party for the payment of any broker's fee, finder's fee, commission or other similar compensation. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith, Buyer, if such claims is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify and hold Seller harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and expenses) which Seller may sustain or incur by reason of such claim, and Seller, if such claims is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify and hold Buyer harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and expenses) which Buyer may sustain or incur by reason of such claim. The provisions of this Section shall survive the Closing.

14.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereof and their respective successors, heirs, administrators and assigns; provided, however, that Buyer shall provide Seller with notice of any assignment of its rights or obligations under this Agreement, and such assignee of Buyer shall assume the obligations of Buyer under this Agreement in writing.

14.4             Amendments.   This Agreement may  be  amended  or
modified only by a written instrument executed by the parties hereto.

14.5 Continuation and Survival of Representations and Warranties. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to be and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, and the execution and delivery of the Grant Deed and the transfer of title to the Property for a period of one (1) year following the Closing Date.

14.6 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without
limitation."    Words used in the singular number  shall  include
the plural, and vice-versa, and any gender shall be deemed to include each other gender.

14.7             Captions.   The  captions  and  headings  of  the
Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

14.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the
State   of  California,  without  regard  to  conflicts  of   law
principles.

14.9             Merger  of  Prior  Agreements.   This  Agreement,
including the exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

14.10 Attorneys' Fees. In the event either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation as actually
incurred   (including,  without  limitation,   attorneys'   fees,
expenses   and  costs  of  investigation  incurred  in  appellate
proceedings,  costs  incurred  in  establishing  the   right   to
indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes).

14.11 Time of the Essence. Time is of the essence of this Agreement.

14.12           Election   of   Remedies.   Except   as   otherwise
specifically provided herein to the contrary in Section   hereof,
no right or remedy conferred upon either party in this Agreement is intended to be exclusive of any other right or remedy contained herein or now or hereafter available to either part at law or in equity, and every such right and remedy shall be cumulative and shall be in addition be every other right or remedy contained in this Agreement or now or hereafter available to either party at law or in equity.

14.13 Authority. The parties signing below represent and warrant that they have the requisite authority to bind the entities on whose behalf they are signing.

14.14 Exhibits. The exhibits and schedules attached hereto are hereby incorporated by reference herein.

14.15 Severability. The invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement.

14.16 Further Assurances. The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts
and   things   reasonably  necessary  in  connection   with   the
performance of the obligations hereunder and to carry out the intent of the parties hereto.

14.17 Effect of Waiver. A waiver by either party hereto shall not affect either party's right to enforce the provisions contained herein, nor shall nay extension or waiver be held to be an extension of time or waiver of any prior or subsequent breach of the same or any other obligation under this Agreement.

14.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.19 No Third Parties Benefitted. This Agreement is made and entered into solely for the benefit of Seller and Buyer, their successors and assigns, and no other person or entity shall have any rights hereunder.

14.20 Specific Performance. The parties understand and agree that the Property is unique and for that reason, among others, Buyer will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have, in addition to a claim for damages for such breach or default, and in addition and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of this Agreement.

14.21 Memorandum of Agreement. Concurrently with the execution of this Agreement, Seller shall execute, acknowledge and deliver to Buyer a Memorandum of Agreement in the form of Exhibit J hereto, which Buyer may record in the appropriate records of the County in which the Property is situated.

14.22 Business Day. As used herein, Business Day shall mean and refer to any day in which banking institutions are open for business and the County Recorder's Office of San Diego County, California is accepting documents for recordation in their real estate records.

14.23             Furnishing  of Audit Letter.   Seller  agrees  to
furnish,  from time to time upon the request of Buyer,  an  Audit
Letter substantially in the form of Exhibit K hereto, to Buyer's accountants.

14.24             Arbitration.   ANY CONTROVERSY OR  CLAIM  ARISING
UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE "EXCLUDED MATTERS" (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF SAN DIEGO IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION AND GRANT EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO ORDER THE EXPUNGEMENT
OF  ANY  LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER.   THE
PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT
OF   ANY  AWARD.   JUDGMENT  UPON  THE  AWARD  RENDERED  BY   THE
ARBITRATOR(S)  MAY  BE ENTERED IN ANY COURT  HAVING  JURISDICTION
THEREOF.   THIS PARAGRAPH MUST BE INITIALED BELOW  IN  ORDER  FOR
THIS PARAGRAPH OF THE AGREEMENT TO BE BINDING.

           NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATION IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

      /s/ WPT                        /s/ VJC
     Seller's Initials             Buyer's Initials


      As used herein, "Excluded Matters" means any controversy, claim or proceeding with respect to or otherwise related to a breach or default of any representation or warranty contained in this Agreement (which matters shall not be subject to the arbitration provisions contained herein).

                   [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

          Seller:   PDG Rancho Bernardo, Ltd.,
                    a California limited partnership


                    By:  Pacific Diversified Group, LLC
                         a California limited liability company
                    Its:  General Partner


                      By: /s/ William P. Tschantz
                              William P. Tschantz
                         Its: Manager


          Buyer:    ARDEN REALTY LIMITED PARTNERSHIP,
                    a Maryland limited partnership


                    By:  ARDEN REALTY, INC.,
                         a Maryland corporation
                         Its: General Partner


                         By:/s/ Victor J. Coleman
                         Its: President and COO